UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1771 E. Flamingo Rd #201-A, Las Vegas, NV 89119

(Address of principal executive offices)

(702) 734-3457

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2016, Players Network (the “Company”) entered into a letter agreement (the “Financing Agreement”) with SK L-43, LLC (the “Investor”) providing for the making of loans by the Investor to the Company, at the Investor’s option (i) in the aggregate principal amount of $925,000 by December 15, 2016 (the “Initial Advances”), and (ii) in the amounts of $1,500,000 each on or before each of April 1, 2017 and May 1, 2017 (the “Additional Advances” and, together with the Initial Advances, the “Advances”). To date, the Investor has advanced to the Company $392,000 of the Initial Advances. Advances under the Financing Agreement are unsecured; bear interest at a rate of 5% per annum, payable on December 31 of each year; mature two years from the making of the applicable Advance; and are subject to acceleration upon customary events of default set forth in the Promissory Notes evidencing the Advances (the “Notes”).

Warrants

Pursuant to the Agreement, the Investor is entitled to be issued warrants to purchase up to 178,214,286 shares of the Company’s Common Stock as additional consideration for making the Advances (the “Warrants”), as follows:

Warrants for Initial Advances

Advance Date	Advance Amount	Warrant A (Number of Warrant Shares)	Warrant A Exercise Price	Warrant B (Number of Warrant Shares)	Warrant B Exercise Price	Warrant C (Number of Warrant Shares)	Warrant C Exercise Price

November 2, 2016*	$125,000.00	4,166,667	$0.03	4,166,667	$0.06	4,166,667	$0.06
November 21, 2016*	$267,000.00	8,900,000	$0.03	8,900,000	$0.06	8,900,000	$0.06
November 30, 2016	$267,000.00	8,900,000	$0.03	8,900,000	$0.06	8,900,000	$0.06
December 15, 2016	$266,000.00	8,866,667	$0.03	8,866,667	$0.06	8,866,667	$0.06
Total	$925,000.00	30,833,334		30,833,334		30,833,334

* As of the date of this filing, these advances have been made, and the corresponding warrants issued.

Warrants for Additional Advances

For each Additional Advance, the Investor will be entitled to be issued a Warrant (an “Additional Warrant”) to purchase 42,857,142 shares of the Company’s Common Stock. Each Additional Warrant will have an exercise price equal to 125% of the average closing price of the Company’s Common Stock over the thirty trading days immediately preceding the date of the applicable Additional Advance (the “Pre-Advance Closing Average”); provided, however, that if during the 90 trading day period following the date of such Additional Advance, the average closing price of the Company’s Common Stock (the “Post-Advance Closing Average”) is equal to or less than 80% of the Pre-Advance Closing Average, the exercise price for such Additional Warrant will be equal to 125% of the Post-Advance Closing Average.

Each Warrant will vest and become exercisable four months following its date of issuance and remain exercisable for a period of two years thereafter; provided, however, that if the Company’s Common Stock on each of the 30 trading days preceding the vesting date of a Warrant equals or exceeds 300% of the exercise price for such Warrant, then the Company will have the right to reduce the length of the exercise period for such Warrant to 45 days following delivery of notice to the Investor.

The foregoing is a summary of the terms of the Financing Agreement, the Warrants and the Notes, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Financing Agreement and the forms of the Warrants and Notes, which have been filed as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, the Company issued Warrants to the Investor to purchase 39,200,001 shares of Common Stock in connection with the making of $392,000 of Initial Advances, and the Company may issue Warrants to the Investor to purchase an additional 139,014,285 shares of the Company’s Common Stock in connection with the making of future Advances. The issuances of the Warrants to the Investor are exempt from registration pursuant to Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 4.1	Form of Warrant Agreement (Initial Warrant) under letter agreement dated as of November 21, 2016 between Players Network and SK L-43, LLC

Exhibit 4.2	Form of Warrant Agreement (Additional Warrant) under letter agreement dated as of November 21, 2016 between Players Network and SK L-43, LLC

Exhibit 10.1	Letter agreement, dated as of November 21, 2016, between Players Network and SK L-43, LLC

Exhibit 10.2	Form of Promissory Note under letter agreement dated as of November 21, 2016 between Players Network and SK L-43, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2016

By:	/s/ Mark Bradley
Mark Bradley, Chief Executive Officer